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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 26, 2005


                            PER-SE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


      DELAWARE                     000-19480                     58-1651222
--------------------       -------------------------        --------------------
   (State or Other          (Commission File Number)            (IRS Employer
   Jurisdiction of                                           Identification No.)
   Incorporation)


                        1145 Sanctuary Parkway, Suite 200
                            Alpharetta, Georgia 30004
                    (Address of Principal Executive Offices)
                                 (770) 237-4300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 26, 2005, Per-Se Technologies, Inc., a Delaware corporation (the "Company"), and NDCHealth Corporation, a Delaware corporation ("NDC"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 26, 2005, by and among the Company, Royal Merger Co., a Delaware corporation and wholly owned subsidiary of the Company ("Purchaser"), and NDC, pursuant to which Purchaser will be merged with and into NDC, with NDC being the surviving corporation and becoming a wholly owned subsidiary of the Company.

         Upon consummation of the merger, each outstanding share of NDC common stock will be converted into and exchanged for the right to receive (a) $13.00 in cash, plus (b) shares of Company common stock valued at $6.50; provided that, the Company may, at its option, increase the cash portion of the per share merger consideration (with a corresponding decrease to the stock portion). Subject to certain exceptions, the number of shares of Company common stock to be issued in the merger will be based on the volume weighted sales prices per share of Company common stock traded on the Nasdaq National Market for twenty consecutive full trading days ending on the third trading day prior to the closing date.

         Contemporaneously with the execution of the Merger Agreement, NDC entered into a stock purchase agreement with Wolters Kluwer Health, Inc. ("WK Health"), pursuant to which NDC agreed to sell its information management business for approximately $382 million in cash and enter into long-term data supply agreements with WK Health (collectively, the "Information Management Sale").

         Consummation of the transactions contemplated by the Merger Agreement is subject to the closing of the Information Management Sale, requisite stockholder approval of the Company and NDC, expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. The merger is expected to close within three to six months.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed as an Exhibit hereto.

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

         Effective immediately prior to the execution of the Merger Agreement, the Company entered into a Fifth Amendment (the "Amendment") to the Rights Agreement, dated as of February 11, 1999 (as amended on each of May 4, 2000, December 6, 2001, March 10, 2003 and February 18, 2005, the "Rights Agreement"), by and between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent, with the purpose and intent of rendering the Rights Agreement inapplicable to the proposed merger and other transactions contemplated under the Merger Agreement.



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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

2.1 Agreement and Plan of Merger, dated as of August 26, 2005, by and among the Company, Purchaser and NDC. Schedules and similar attachments to this exhibit have not been filed. The Company agrees to furnish supplementally a copy of any of these materials to the Securities and Exchange Commission upon request.

4.1 Fifth Amendment, dated as of August 26, 2005, to the Rights Agreement, dated as of February 11, 1999 (as amended on each of May 4, 2000, December 6, 2001, March 10, 2003 and February 18, 2005), by and between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   PER-SE TECHNOLOGIES, INC.


                                   By: /s/ Chris E. Perkins
                                       -------------------------------
                                       Name:  Chris E. Perkins
Dated: August 29, 2005                 Title: Executive Vice President and Chief
                                              Financial Officer



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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated August 26, 2005, by and among the Company, Purchaser and NDC. Schedules and similar attachments to this exhibit have not been filed. The Company agrees to furnish supplementally a copy of any of these materials to the Securities and Exchange Commission upon request.

4.1 Fifth Amendment, dated as of August 26, 2005, to the Rights Agreement, dated as of February 11, 1999 (as amended on each of May 4, 2000, December 6, 2001, March 10, 2003 and February 18, 2005), by and between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent.